Exhibit 99.1

Investor Relations Contact:

Sarah Bush, investors@morningstar.com

Media Relations Contact:

Stephanie Lerdall, newsroom@morningstar.com

DRAFT – NOT FOR IMMEDIATE RELEASE

Morningstar Appoints Michael Holt as Chief Financial Officer

CHICAGO, December 10, 2024—Morningstar, Inc. (Nasdaq: MORN), a global provider of independent investment insights, today announced the appointment of Michael Holt as chief financial officer, effective January 1, 2025. The company previously announced that Jason Dubinsky would step down at the end of the year and assume a consulting role through a transition period.

Reporting to chief executive officer Kunal Kapoor, Holt will lead and oversee Morningstar’s global finance organization. He has served as Morningstar’s chief strategy officer for the past seven years and, in 2023, was also named president of the Research and Investments group, overseeing the 400-person team responsible for Morningstar’s rigorous, independent equity and managed investment analysis and ratings as well as portfolio construction for the company’s investment management capabilities.

“Mike is a proven strategist, analyst, and leader of high-performing teams,” Kapoor said. “Mike intensely focuses on value creation and draws a direct line from strategy to outcomes and financial accountability. His extensive operational knowledge of our firm and ability to partner across the business to support continued durable growth make him the right fit for our next CFO.”

Holt first joined Morningstar in 2008 as an equity analyst, and his strengths in assessing company value and competitive advantage earned him progressively more senior roles over the next six years. He led the global equity research team from 2014 to 2018 before he assumed the corporate strategy position, in which he played an important role in growing Morningstar’s revenue profile and set of capabilities through capital allocation and acquisitions.

“Morningstar is a great firm with a clear strategy, widening moat, and a unique culture rooted in empowering investor success,” Holt said. “We have a bright future, and I look forward to collaborating with our executive team and Board of Directors as we work to propel continued growth and value creation.”

Holt will continue to be based in the company’s Chicago headquarters. He holds the Chartered Financial Analyst® designation, a master’s degree in business administration from the University of Chicago Booth School of Business, and a bachelor’s degree in business from Indiana University.

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About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment insights in North America, Europe, Australia, and Asia. The Company offers an extensive line of products and solutions that serve a wide range of market participants, including individual and institutional investors in public and private capital markets, financial advisors and wealth managers, asset managers, retirement plan providers and sponsors, and issuers of fixed-income securities. Morningstar provides data and research insights on a wide range of investment offerings, including managed investment products, publicly listed companies, private capital markets, debt securities, and real-time global market data. Morningstar also offers investment management services through its investment advisory subsidiaries, with approximately $328 billion in AUMA as of Sept. 30, 2024. The Company operates through wholly-owned subsidiaries in 32 countries. For more information, visit www.morningstar.com/company. Follow Morningstar on X (formerly known as Twitter) @MorningstarInc.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “consider,” “future,” “maintain,” “may,” “expect,” “potential,” “anticipate,” “believe,” “continue,” “will,” or the negative thereof, and similar expressions. These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. A more complete description of these risks and uncertainties, among others, can be found in our filings with the Securities and Exchange Commission (SEC), including our most recent Reports on Forms 10-K and 10-Q. If any of these risks and uncertainties materialize, our actual future results and other future events may vary significantly from what we expect. We do not undertake to update our forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. You are, however, advised to review any further disclosures we make on related subjects, and about new or additional risks, uncertainties, and assumptions in our filings with the SEC on Forms 10-K, 10-Q and 8-K.

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